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                                                                     EXHIBIT 4.2
                          [FRONT OF STOCK CERTIFICATE]

                              BIOCHEM PHARMA INC.

     CONSTITUEE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS
            INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

       LE CAPITAL-ACTIONS AUTORISE DE LA SOCIETE EST CONSTITUE D'UN NOMBRE
                    ILLIMITE D'ACTIONS SANS VALEUR NOMINALE.

                THE AUTHORIZED SHARE CAPITAL OF THE CORPORATION
                      CONSISTS OF AN UNLIMITED NUMBER OF
                        COMMON SHARES WITHOUT PAR VALUE.

                               CUSIP 09058T 10 8

                                NUMERO - NUMBER

                                ACTIONS - SHARES

Les presentes attestent que
This certifies that

est le detenteur enregistre de
is the registered holder of

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIEREMENT LIBEREES ET NON SUJETTES A APPELS DE VERSEMENTS DU CAPITAL-ACTIONS DE

COMMON SHARES WITHOUT PAR VALUE, FULLY PAID AND NOT SUBJECT TO
CALLS, OF THE SHARE CAPITAL OF

                          BIOCHEM PHARMA INC.

     L'inscription des transferts des actions representees par ce certificat ne peut etre faite aux livres de la Societe que par le detenteur inscrit en personne ou par son mandataire dument autorise par ecrit, sur remise de ce cetificat dument endosse, sous reserve des exigences des lois regissant la Societe.

     Ce certificat n'est valide que s'il est contresigne par l'agent des transferts et inscrit par l'agent charge de la tenue des registres de la Societe.

     EN FOI DE QUOI, la Societe a fait signer ce certificat par ses officiers dument autorises.


     Entry of the transfers of the shares represented by this certificate may be made in the books of the Corporation only by the registered holder in person or by his attorney duly authorized in writing, upon surrender of this certificate properly endorsed, subject to compliance with the requirements of the laws governing the Corporation.

     This certificate shall not be valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers.

Date/Dated:

CONTRESIGNE ET INSCRIT - COUNTERSIGNED AND REGISTERED
TRUST GENERAL DU CANADA, Montreal, Toronto
GENERAL TRUST OF CANADA, Montreal, Toronto
AGENT DES TRANSFERTS ET AGENT CHARGE DE LA TENUE DES REGISTRES
TRANSFER AGENT AND REGISTRAR

PAR - PER:
           ---------------------------------------------------
            REPRESENTANT AUTORISE - AUTHORIZED REPRESENTATIVE

LE PRESIDENT,                          LE PREMIER VICE-PRESIDENT, FINANCES,
                                       ADMINISTRATION ET TRESORIER,


PRESIDENT                              SENIOR VICE-PRESIDENT, FINANCES,
                                       ADMINISTRATION AND TREASURER

L'INSCRIPTION DU TRANSFERT DES ACTIONS REPRESENTEES PAR CE CERTIFICAT PEUT ETRE FAITE AUX PRINCIPALES PLACES D'AFFAIRES DE TRUST GENERAL DU CANADA A MONTREAL ET A TORONTO.

REGISTRATION OF THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE AT THE PRINCIPAL OFFICES OF GENERAL TRUST OF CANADA IN MONTREAL AND TORONTO.
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                                                    [BACK OF STOCK CERTIFICATE]


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LE TEXTE QUI SUIT EST UN SOMMAIRE DES DROITS, PRIVILEGES,            THE FOLLOWING IS A SUMMARY OF THE RIGHTS, PRIVILEGES,
CONDITIONS ET RESTRICTIONS AFFERENTS AUX ACTIONS DU                  CONDITIONS AND RESTRICTIONS ATTACHING TO THE SHARES OF THE
CAPITAL-ACTIONS DE LA SOCIETE DONT LE TEXTE COMPLET SERA             SHARE CAPITAL OF THE CORPORATION, THE FULL TEXT OF WHICH WILL
FOURNI, SANS FRAIS, SUR DEMANDE.                                     BE PROVIDED WITHOUT CHARGE UPON REQUEST.

ACTIONS ORDINAIRES                                                   COMMON SHARES
Les porteurs d'actions ordinaires auront                             The holders of Common Shares are entitled to one vote per
droit a un vote par action et ont droit de recevoir les              share, to receive such dividends as the board of directors of
dividendes que le conseil d'administration de la Societe             the Corporation may delcare and, in the event of the
peut declarer et de recevoir le reliquat des biens de la             liquidation or dissolution of the Corporation, to receive the
Societe en cas de dissolution ou de liquidation.                     remaining assets of the Corporation.

Pour valeur recue, le (la) soussigne(e) vend, cede et                For value received, the undersigned hereby sells, assigns and
transporte, par les presentes, a                                     transfers unto


      INDIQUER LE NUMERO D'ASSURANCE   (Box)(Box)(Box)-(Box)(Box)(Box)-(Box)(Box)(Box)   PLEASE INSERT SOCIAL INSURANCE
             SOCIALE DU CESSIONNAIRE                                                     NUMBER OF TRANSFEREE

____________________________________________________________________________________________________________________________________

                                                                                                                             actions
_____________________________________________________________________________________________________________________________ shares


du capital-actions representees par le present certificat et         of the share capital represented by the within certificate,
constitue par les presentes                                          and does hereby irrevocably constitute and appoint

____________________________________________________________________________________________________________________________________

son mandataire irrevocable, avec plein droit de delegation           Attorney to transfer the said shares on the securities
des pouvoirs conferes, pour le transfert desdites actions            registers of the within named Corporation with full power of
dans les registres des valeurs mobilieres de la Societe.             substitution in the premises.


Date ______________________________________________________


Temoin                                                               Signature _____________________________________________________
Witness ___________________________________________________



AVIS : LA SIGNATURE A CETTE CESSION DOIT CORRESPONDRE, EN            NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
TOUS POINTS, AU NOM TEL QU'ECRIT AU RECTO DU CERTIFICAT,             WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE,
SANS AUCUNE ADDITION, ALTERATION OU MODIFICATION.                    IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR
                                                                     ANY CHANGE WHATEVER.

''Jusqu'a la date de separation (definie au regime de droits         Until the Seperation Time (as defined in the Rights Plan
mentionne ci-dessous), le present certificat atteste egalement       referred to below), this certificate also evidences and
et reconnait au porteur certains droits decrits dans le contrat      entitles the holder hereof to certain Rights as set forth
sur le regime de droits des actionnaires conclu en date du           in a Shareholder Rights Plan Agreement, dated as of the
28 avril 1995 (le regime de droits) entre BioChem Pharma inc.        28th day of April 1995 (the ''Rights Plan''), between
(la Compagnie) et le Trust General du Canada, en sa qualite          BioChem Pharma Inc. (the ''Company'') and Trust General
de depositaire (le depositaire) dont les dispositions sont           du Canada, as rights agent (the ''Rights Agent''), the
integrees aux presentes par renvoi et dont un exemplaire             terms of which are hereby incorporated herein by
a ete depose aux bureaux de direction de la Compagnie.               reference and a copy of which is on file at the principal
Dans certaines circonstances enoncees au regime de droits,           executive office of the Company. Under certain circumstances,
ceux-ci peuvent etre modifies ou rachetes, expirer, devenir          as set forth in the Rights Plan, such Rights may be amended
nuls (si, dans un certain cas, ils sont detenus en propriete         or redeemed, may expire, may become null and void (if, in
effective par une personne qui est, etait ou devient un              certain cases, they are issued to or ''Beneficially Owned''
acquereur, au sens ou l'entend le regime de droits, ou s'ils         by any person who is, was or becomes an ''Acquiring Person'',
sont emis a une telle personne et qu'ils soient detenus              as such terms are defined in the Rights Plan, whether currently
actuellement par ou pour cette personne ou par ou pour               held by or on behalf of such Person or any subsequent holder)
tout porteur subsequent) ou peuvent etre constates par               or may be evidenced by separate certificates and may no
des certificats distincts. Un exemplaire du regime de                longer be evidenced by this certificate.
droits sera expedie sans frais au porteur des presentes
qui en fait la demande par ecrit.''

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